Exhibit 99.1
News Release
For Immediate Release: August 28, 2019
H&R Block Announces Fiscal 2020 First Quarter Results
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) today released its financial results for the fiscal 2020 first quarter ended July 31, 2019. The company normally reports a fiscal first quarter loss due to the seasonality of its tax business. The fiscal first quarter typically represents less than 5% of annual revenues and less than 15% of annual expenses.
Fiscal First Quarter Highlights1

▪	The company completed its acquisition of Wave, a rapidly growing financial solutions platform focused on changing the way small business owners manage their finances.

▪	Fiscal first quarter financial results were in line with expectations, and the company reiterated its revenue and margin outlook for the full fiscal year.

▪	Revenues increased 4%, to $150 million due to activity related to Wave, improved tax return volumes in both U.S. Assisted and DIY, and increased international tax preparation fees.

▪	Loss per share from continuing operations[2] was unchanged at $0.72.

▪	The company repurchased and retired approximately 1.6 million shares at an aggregate price of $44 million, or $27.68 per share.
"I'm delighted that Wave is now officially part of H&R Block as we accelerate our efforts to better serve small businesses," said Jeff Jones, H&R Block's president and chief executive officer. "As we begin the second year of our strategic journey, we're off to a great start with momentum from last year driving improved tax results in the preseason. I'm excited as we build on our strong performance and learnings from fiscal 2019 to deliver our objectives for fiscal 2020."

[1]	All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2 All per share amounts are based on fully diluted shares at the end of the corresponding period.

Fiscal 2020 First Quarter Results From Continuing Operations

(in millions, except EPS)	Q1 FY2020	Q1 FY2019
Revenue	$150	$145
Pretax Loss	$(207)	$(199)
Net Loss	$(146)	$(149)
Weighted-Avg. Shares - Diluted	202.0	207.7
EPS[2]	$(0.72)	$(0.72)
EBITDA[3]	$(147)	$(137)

"Our fiscal first quarter results were consistent with our expectations and reflect the seasonality of our business, as well as investments related to our enterprise strategy," said Tony Bowen, H&R Block's chief financial officer. "I'm pleased with the progress we are making on our strategy, and we remain on track to achieve our revenue and margin outlook for the fiscal year."
Key Financial Metrics

▪	Fiscal first quarter results were in line with expectations.

▪
Total revenues increased $5.2 million, or 3.6%, to $150.4 million due to activity related to Wave, improved tax return volumes in both U.S. Assisted and DIY, and increased international tax preparation fees. These revenues were partially offset by a change in the timing of revenue recognition related to the Peace of Mind® Extended Service Plan.

▪
Total operating expenses increased $18.2 million, or 5.6%, to $345.5 million due to planned increases in compensation and other expenses. These increases primarily resulted from investments related to our technology roadmap and Wave, and were partially offset by lower depreciation and amortization expense.

▪
Pretax loss increased $8.3 million, or 4.2%, to $207.1 million, while loss per share from continuing operations was unchanged at $0.72. The change in pretax loss, along with lower shares outstanding impacted loss per share. While beneficial on a full-year basis, the lower share count negatively impacts EPS in quarters in which the company reports a loss. These impacts were offset by an increased tax benefit.

Share Repurchases and Dividends

▪	During the first quarter of fiscal 2020, the company repurchased and retired approximately 1.6 million shares at an aggregate price of $44.1 million, or $27.68 per share.

▪
As previously announced, a quarterly cash dividend of $0.26 per share is payable on October 1, 2019 to shareholders of record as of September 13, 2019. H&R Block has paid quarterly dividends consecutively since the company went public in 1962 and has increased its dividend in each of the past four fiscal years.

Discontinued Operations
For information on Sand Canyon, please refer to disclosures in the company’s reports on Forms 10-K, 10-Q, and other filings with the SEC.

3 The company reports non-GAAP financial measures of performance, including earnings before interest, tax, depreciation, and amortization (EBITDA) from continuing operations, EBITDA margin from continuing operations, and free cash flow, which it considers to be useful metrics for management and investors to evaluate and compare the ongoing operating performance of the company. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Conference Call
Discussion of the fiscal 2020 first quarter results, outlook, and a general business update will occur during the company’s previously announced fiscal first quarter earnings conference call for analysts, institutional investors, and shareholders. The call is scheduled for 4:30 p.m. Eastern time on August 28, 2019. To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:
U.S./Canada (866) 987-6821 or International (630) 652-5951
Conference ID: 8395479
The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com. The presentation will be posted on the Quarterly Results page at http://investors.hrblock.com following the conclusion of the call.
A replay of the call will be available beginning at 7:30 p.m. Eastern time on August 28, 2019 and continuing for seven days by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 8395479. The webcast will be available for replay beginning on August 29, 2019 and continuing for 90 days at http://investors.hrblock.com.
About H&R Block
H&R Block, Inc. (NYSE: HRB) is a global consumer tax and small business services provider. Tax return preparation services are provided by professional tax preparers in approximately 11,000 company-owned and franchise retail tax offices worldwide, as well as through virtual channels and H&R Block tax software products for the DIY consumer. H&R Block offers small business financial solutions through its retail locations and online through Wave (waveapps.com). In fiscal 2019, H&R Block had revenues of $3.1 billion with over 23 million tax returns prepared worldwide. For more information, visit the H&R Block Newsroom.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2019 in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at http://investors.hrblock.com. In addition, factors that may cause the company’s actual estimated effective tax rate to differ from estimates include the company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the company has made, and future actions of the company. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Susan Waldron, (816) 854-5522, susan.waldron@hrblock.com

TABLES FOLLOW

CONSOLIDATED STATEMENTS OF OPERATIONS	(unaudited, in 000s - except per share amounts)
	Three months ended July 31,
	2019	2018

REVENUES:
Service revenues	$132,159	$126,860
Royalty, product and other revenues	18,203	18,323
	150,362	145,183
OPERATING EXPENSES:
Costs of revenues	229,392	221,560
Selling, general and administrative	116,136	105,740
Total operating expenses	345,528	327,300

Other income (expense), net	9,123	4,542
Interest expense on borrowings	(21,071)	(21,190)
Loss from continuing operations before income tax benefit	(207,114)	(198,765)
Income tax benefit	(61,390)	(49,968)
Net loss from continuing operations	(145,724)	(148,797)
Net loss from discontinued operations	(4,523)	(3,873)
NET LOSS	$(150,247)	$(152,670)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.72)	$(0.72)
Discontinued operations	(0.02)	(0.02)
Consolidated	$(0.74)	$(0.74)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES	202,037	207,673

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	July 31, 2019	July 31, 2018	April 30, 2019

ASSETS
Cash and cash equivalents	$607,668	$979,116	$1,572,150
Cash and cash equivalents - restricted	157,786	131,376	135,577
Receivables, net	76,128	70,576	138,965
Prepaid expenses and other current assets	105,123	101,055	146,667
Total current assets	946,705	1,282,123	1,993,359
Property and equipment, net	199,679	227,003	212,092
Operating lease right of use asset	486,147	—	—
Intangible assets, net	419,391	354,831	342,493
Goodwill	821,278	507,941	519,937
Deferred tax assets and income taxes receivable	142,416	131,683	141,979
Other noncurrent assets	94,384	101,457	90,085
Total assets	$3,110,000	$2,605,038	$3,299,945
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$122,156	$145,471	$249,525
Accrued salaries, wages and payroll taxes	48,166	37,468	196,527
Accrued income taxes and reserves for uncertain tax positions	182,928	178,313	271,973
Operating lease liabilities	186,355	—	—
Deferred revenue and other current liabilities	193,364	202,744	204,976
Total current liabilities	732,969	563,996	923,001
Long-term debt	1,493,289	1,495,006	1,492,629
Deferred tax liabilities and reserves for uncertain tax positions	199,714	231,292	197,906
Operating lease liabilities	292,818	—	—
Deferred revenue and other noncurrent liabilities	100,406	122,735	144,882
Total liabilities	2,819,196	2,413,029	2,758,418
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,367	2,420	2,383
Additional paid-in capital	759,449	752,109	767,636
Accumulated other comprehensive loss	(22,736)	(16,034)	(20,416)
Retained earnings	250,740	163,567	499,386
Less treasury shares, at cost	(699,016)	(710,053)	(707,462)
Total stockholders' equity	290,804	192,009	541,527
Total liabilities and stockholders' equity	$3,110,000	$2,605,038	$3,299,945

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Three months ended July 31,	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(150,247)	$(152,670)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	38,605	40,432
Provision for bad debt	552	1,617
Deferred taxes	6,825	9,595
Stock-based compensation	6,674	4,359
Changes in assets and liabilities, net of acquisitions:
Receivables	60,519	66,202
Prepaid expenses, other current and noncurrent assets	(9,917)	(12,161)
Accounts payable, accrued expenses, salaries, wages and payroll taxes	(284,643)	(203,482)
Deferred revenue, other current and noncurrent liabilities	(45,769)	(40,760)
Income tax receivables, accrued income taxes and income tax reserves	(99,929)	(89,661)
Other, net	(6,499)	966
Net cash used in operating activities	(483,829)	(375,563)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(15,181)	(12,057)
Payments made for business acquisitions, net of cash acquired	(394,411)	(1,449)
Franchise loans funded	(2,806)	(1,805)
Payments from franchisees	2,647	5,104
Other, net	50,944	3,645
Net cash used in investing activities	(358,807)	(6,562)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(52,512)	(52,104)
Repurchase of common stock, including shares surrendered	(36,456)	(101,665)
Proceeds from exercise of stock options	1,206	1,355
Other, net	(12,431)	(17,494)
Net cash used in financing activities	(100,193)	(169,908)

Effects of exchange rate changes on cash	556	(1,153)

Net decrease in cash and cash equivalents, including restricted balances	(942,273)	(553,186)
Cash, cash equivalents and restricted cash, beginning of period	1,707,727	1,663,678
Cash, cash equivalents and restricted cash, end of period	$765,454	$1,110,492

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$36,138	$31,969
Interest paid on borrowings	15,519	15,519
Accrued additions to property and equipment	127	9,974
Accrued purchase of common stock	16,801	—

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended July 31,
	2019	2018
REVENUES:
U.S. assisted tax preparation	$32,992	$31,104
U.S. royalties	6,859	7,571
U.S. DIY tax preparation	3,410	2,781
International	40,581	39,179
Refund Transfers	1,509	1,424
Emerald Card®	13,855	14,246
Peace of Mind® Extended Service Plan	32,837	36,577
Tax Identity Shield®	4,522	4,741
Interest and fee income on Emerald AdvanceTM	554	447
Wave	3,625	—
Other	9,618	7,113
	150,362	145,183
Compensation and benefits:
Field wages	53,803	49,932
Other wages	53,837	47,822
Benefits and other compensation	26,474	22,931
	134,114	120,685
Occupancy	92,152	90,726
Marketing and advertising	6,779	6,894
Depreciation and amortization	38,605	40,432
Bad debt	(968)	(858)
Other (1)	74,846	69,421
Total operating expenses	345,528	327,300

Other income (expense), net	9,123	4,542
Interest expense on borrowings	(21,071)	(21,190)
Pretax loss	(207,114)	(198,765)
Income tax benefit	(61,390)	(49,968)
Net loss from continuing operations	(145,724)	(148,797)
Net loss from discontinued operations	(4,523)	(3,873)
NET LOSS	$(150,247)	$(152,670)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.72)	$(0.72)
Discontinued operations	(0.02)	(0.02)
Consolidated	$(0.74)	$(0.74)

Weighted average basic and diluted shares	202,037	207,673

EBITDA from continuing operations (2)	$(147,438)	$(137,143)

(1)	We reclassified $2.2 million of supplies expense from its own financial statement line to other expenses for fiscal year 2019 to conform to the current year presentation.
(2) See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

	Three months ended July 31,
NON-GAAP FINANCIAL MEASURE - EBITDA	2019	2018

Net loss - as reported	$(150,247)	$(152,670)
Discontinued operations, net	4,523	3,873
Net loss from continuing operations - as reported	(145,724)	(148,797)
Add back:
Income taxes of continuing operations	(61,390)	(49,968)
Interest expense of continuing operations	21,071	21,190
Depreciation and amortization of continuing operations	38,605	40,432
	(1,714)	11,654

EBITDA from continuing operations	$(147,438)	$(137,143)

	Three months ended July 31,
Supplemental Information	2019	2018

Stock-based compensation expense:
Pretax	$6,674	$4,359
After-tax	4,963	3,274
Amortization of intangible assets:
Pretax	$18,194	$18,139
After-tax	13,531	13,622

NON-GAAP FINANCIAL INFORMATION
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business.
We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, EBITDA margin from continuing operations, and free cash flow. We also use EBITDA from continuing operations and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.